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                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Cypress Financial Services, Inc. (the "Company") on Form S-8 of our report, dated November 1, 1996, accompanying the consolidated financial statements of the Company appearing in its 1996 Annual Report on Form 10-KSB as of September 30, 1996, and for the year ended September 30, 1996 and for the nine months ended September 30, 1995.



                                /s/ CORBIN & WERTZ
                                ------------------
                                CORBIN & WERTZ


Irvine, California
June 2, 1997